Exhibit 10.27

MASTER AGREEMENT

By and between

- Mr. Gora Seck, a citizen Of the Republic of Senegal, born in Kaolack (Republic of Senegal) on 7 June 1964, residing in Avenue Nelson Mandela, Atlantis Building 8th floor, Dakar, Republic of Senegal (hereinafter the “Transferor”)

And

- Agro Industries Corp, an exempted company incorporated in the Cayman Islands with limited liability with registered office in Ground Floor, DMS House, 20 Genesis Place, Dr. Roy’s Drive, George Town, Grand Cayman, PO Box 1103 KYI1102, Cayman Islands, duly represented by Chris Narborough (hereinafter the “Transferee”)

And

- Tampieri Financial Group S.p.A., a limited company incorporated under Italian law with registered office in via Granarolo 177/3, Faenza (RA), Italy, duly represented by Carlo Tampieri/VaIentina Susanna Gava/Massimo Campadese (hereinafter “TFG”)

And

- Tampieri S.p.A., a limited company incorporated under Italian law with registered office in via Granarolo 177/3, Faenza (RA), Italy, duly represented by Carlo Tampieri/Valentina Susanna Gava/Massimo Campadese (hereinafter “Tampieri”)

And

- Mr. Davide Tampieri, a citizen Of the Republic of Italy, born in Faenza (RA), Italy, on 8 February 1974, residing in via della Valle 1/A, 48018 Faenza (RA), Italy (hereinafter “DT”)

And

- Senhuile S.A., a limited company incorporated under the laws of the Republic of Senegal with registered office at Richard Toll, Yetti Yone, Ngnith 32600 Saint Louis, Republic of Senegal, duly represented by Mr. Gora Seck (hereinafter the “Company”) (the Transferor, the Transferee, TFG and DT hereinafter together referred to as the “Parties” and individually also as a “Party”;

Tampieri and the Company hereinafter together referred to as the “Further Parties” and individually also as a “Further Party”; the Parties and the Further Parties hereinafter together referred to as the “Signees” and individually also as a “Signee”)

ACCORD CADRE

Par et entre

- M. Gora Seck, ressortissant de la République du Sénégal, né å Kaolack (République du Sénégal) le 7 juin 1964, résidant Avenue Nelson Mandela, Immeuble Atlantis, étage, Dakar, République du Sénégal (ci-aprés le Cédant »)

Et

- Agro Industries Corp, Société exonérée constituée aux iles Caimans responsabilité limitée ayant son siége social å Ground Floor, DMS House, 20 Genesis Place, Dr. Roy’s Drive, George Town, Grand Cayman, PO Box 1103 KYI-1102, iles Caimans, dOment représentée par Chris

Narborough (ci-aprés le Cessionnaire »)

- Tampieri Financial Group S.p.A., Société anonyme de droit italien ayant son siége social å via Granarolo 177/3, Faenza (RA), Italie, dOment représentée par Carlo Tampieri/VaIentina Susanna Gava/Massimo Campadese (ci-aprés « TFG »)

Et

- Tampieri S.p.A., Société anonyme de droit italien ayant son siege social å via Granarolo 177/3, Faenza (RA), Italie, düment représentée par Carlo Tampieri/Valentina Susanna Gava/Massimo Campadese (ci-aprés « Tampieri »)

- M. Davide Tampieri, ressortissant italien, né å Faenza (RA), Italie, le 8 février 1974, résidant Via della Valle I/A, 48018 Faenza (RA), Italie (ci-aprés « DT »)

Et

- Senhuile S.A., Société responsabilité limitée de droit sénégalais et ayant son siege social å Richard Toll, Yetti Yone, Ngnith 32600 Saint Louis, République du Sénégal, düment représentée par M. Gora Seck (ci-aprés la Société ») (le Cédant, le Cessionnaire, TFG et DT ciaprés dénommés ensemble Parties » et individuellement aussi « Partie » ;

Tampieri et la Société ci-aprés dénommés ensemble « Parties Additionnelles » individuellement également partie Additionnelle » ; les Parties et les Parties Additionnelles dénommées ci-aprés les

Signataires » et individuellement également le « Signataire »)

WHEREAS

A.    on 30 March 2017, TFG and the Transferor undersigned a share purchase agreement (hereinafter the “SPA” attached hereto as Exhibit A) relating to the transfer of 317,216 (hereinafter the “Sold Shares”) out of the total of 317,217 shares held by TFG in the Company and to a portion of the credit owned by TFG vis-å-vis the Company (hereinafter the “Sold Credit”), in exchange for EUR 6,878,219 (in words six million eight hundred and seventy eight thousand two hundred and nineteen/OO) (hereinafter the “Purchase Price”);

B.     In order to guarantee payment of the Purchase Price, a security interest in favor of TFG was established and registered on 294,157 out of the total sold Shares (hereinafter the “Pledged Shares”) for the amount of EUR 7,378,219 (in words seven million three hundred and seventy-eight thousand two hundred and nineteen/00) (hereinafter the “Share Pledge” attached hereto as Exhibit B);

C.     On the same date of 30 March 2017, TFG and the Transferor also undersigned a shareholders’ agreement whereby TFG was granted with a number of rights in the context of the Company’s board of directors and general meeting (hereinafter the “SHA” attached hereto as Exhibit C);

D.     The Transferor has had some difficulties in paying the Purchase Price as agreed to in the SPA, and, in order to meet the Transferor’s needs, TFG has agreed to stay the right to terminate the SPA;

E.     The Transferee is interested in substituting itself to the Transferor as a party to the SPA and the SHA and, therefore, taking over the Transferor’s obligations and debts vis-a-vis TFG, so as to acquire a portion of the Sold Shares _ i.e. 294,157 shares hereinafter the “Re-Sold Shares”and the Sold Credit;

(F)    The Transferor is interested transferring the SPA, and with it any and all of the Transferor’s obligations, debts and rights (thereby including ownership of the Re-Sold Shares), set forth therein otherwise deriving therefrom (hereinafter the “Transferor R&Os”), to the Transferee;

(G)    By means of this master agreement (hereinafter the “Agreement”) the Transferor and the Transferee intend to set forth the terms and conditions at which the Transferor shall transfer the SPA, and with it the Transferor R&Os, to the Transferee, as well as the terms and conditions at which TFG and DT shall transfer to the Transferee their respective shares - i.e. one share each in the Company (hereinafter the “Withheld Interests”);

ATTENDU QUE

A.      Le 30 mars 2017, le TFG et le Cédant ont conclu un contrat d’achat d’actions (ci-aprés le « SPA » ci-joint en Annexe A relatif au transfert de 317.216 (ci-aprés les Actions Cédées sur un total de 317.217 actions détenues par TFG dans la Société ainsi qu’å une partie de la créance détenue par TFG vis-å-vis de la Société (ci-aprés la Créance Vendue en échange de 6.878.219 EUR (en toutes lettres: six millions huit cent soixante-dix-huit mille deux cent dix-neuf/OO) (ci-aprés le « prix d’Achat ;

B.      Afin de garantir le paiement du Prix d’Achat, un nantissement en faveur du Cédant a été établie et enregistrée sur 294.157 actions vendues (ci-aprés les « Actions Nanties ») pour un montant de 7.378.219 EUR (en toutes lettres : sept million trois cent soixante-dix-huit mille deux cent dix-neuf) (ci-aprés le « Nantissement d’Actions » - ci-joint en Annexe B) ;

C.       la méme date du 30 mars 2017, TFG et le Cédant ont également signé un pacte d’actionnaires par lequel TFG s [i]est vu octroyer un certain nombre de droits au sein du conseil d’administration et de I’assemblée générale de la Société (ci-aprés le « SHA » — ci-joint en Annexe C) ;

D.       Le Cédant a eu certaines difficultés å payer le Prix d’Achat comme convenu dans le SPA, eti afin de répondre aux besoins du Cessionnaire, TFG a accepté de suspendre le droit de résilier le SPA;

E.       Le cessionnaire est intéressé par se substituer au Cédant, en tant que partie au SPA ainsi qu’au SHA, et ainsi å reprendre les droits et les créances du Cédant vis-å-vis de TFG et, en fin de compte, acquérir une partie des Actions Cédées - soit 294.157 actions (ci-aprés les « Actions Revendues ») - et la Créance Vendue ;

F.        Le Cédant est intéressé par transférer le SPA, et avec Iui tous les droitS, créances et obligations du Cédant (y compris la propriété des Actions Revendues) tels que définis par le présent accord ou qui en découlent (ciaprés les « D&O du Cédant »), au Cessionnaire

G.       Par le biais de cet accord cadre (ciaprés l’ Accord »), le Cédant et le Cessionnaire ont I’intention d’énoncer les conditions et modalités selon lesquelles le Cédant transférera le SPA, et avec lui les D&O du Cédant, au Cessionnaire, ainsi que les conditions et modalités selon lesquelles le TFG et DT transféreront leurs actions respectives détenues dans la Société — soit une part chacun - (ci-aprés les Intéréts Retenus

(H)    TFG is undersigning this Agreement for the purpose of (i) consenting and adhering to the assignment of the SPA, and with it the transfer of any and all Of the Transferor R&Os, from the Transferor to the Transferee, in exchange for (and conditional upon) the Transferee’s immediate payment of the portions of the Purchase Price’s instalments, and related fees, which have not been paid by the Transferee as set forth in the SPA and (ii) consent to amending the SPA and substituting the SHA in accordance with what set forth herein;

(I)      The Company is undersigning this Agreement in order to acknowledge the Assignment (as defined below), as well as undertake to take part to the substitution of the SHA with the New SHA (as defined below);

(J)      The Company owns a number of vehicles, equipment and machinery, which have all been (although left in the Company’s availability) pledged in favor of Tampieri (hereinafter the “Pledged Equipment”) in order to guarantee the Company’s reimbursement of the loan it had received from Tampieri for El-JR 250,000 (in words two hundred and fifty thousand/OO) (hereinafter the “Loan”) in accordance with what set forth in the loan agreement undersigned between the Company and Tampieri attached hereto as Exhibit D hereinafter the “Loan Agreement”).

The above said, being an integral and substantive part to this Agreement, the Parties and the Further Parties agree as follows:

1.       Assignment of the SPA and adhesion to and acceptance thereof

1.1.   The Transferor hereby undertakes to transfer all Transferor R&Os to the Transferee.

1.2.   By means of this Agreement, the Transferee acknowledges the contents of the SPA and accepts its assignment (hereinafter the “Assignment”), and its relevant terms and conditions, and shall take on the role of a party to the same vis-à-vis TFG and take on the Transferor’s obligations and debts vis-à-vis TFG, jointly With the Transferor — as of the date this Agreement is undersigned (hereinafter the “Execution Date”). To the extent the performance of any further action in addition to the execution of this Agreement is necessary to fully give course to the Assignment (and to the transfer of the Transferor R&Os), the Parties shall (each for the part concerning them) exercise their best efforts to ensure such actions be performed on the Execution Date or as soon as possible after such date, it being in any event understood that the Transferor shall be the sole party liable for ensuring that full completion of the Assignment and of the Transferor R&Os occurs smoothly and in the least amount of time possible following the Execution Date, being TFG’s role in the context of the Assignment merely that of a party consenting to an assignment of the SPA (and transfer of the Transferor R&Os) from the Transferor to the Transferee. Once the Assignment shall have been duly completed and the Transferee shall have become the registered owner of the Transferor R&Os, the Transferor shall be freed of the joint liability wth the Transferee set forth above in this Article 1.2, and the Transferee shall remain TFG’s sole counterparty to the SPA and the sole liable for the payment of the Purchase Price to TFG, irrespective of the fact that the Transferor retains any shares in the Company (i.e. the difference of shares between the Sold Shares and the Re-Sold Shares).

H.       TFG souscrit au présent Accord afin de (i) consentir et adhérer ä la cession du SPA, et avec lui au transfert de chaque et tous les D&O du Cédant, du Cédant au Cessionnaire, en échange (et å la condition) du paiement immédiat par le Cessionnaire des portions des versements du Prix d’Achat, et des frais connexes, qui n’ont pas été payés par le Cessionnaire conformément au SPA et (ii) consentir å amender le SPA et substituer le SHA conformément ce qui est prévu dans cet Accord ;

I.        La Société souscrit au présent Accord afin de reconnattre la Cession (tel que défini ci-dessous) ainsi qu’å s’engager å prendre part å la substitution. du SHA avec le Nouveau SHA (tel que défini ci dessous);

J.         La Société posséde un certain nombre de véhicules, d’équipement et de machinerie, qui ont tous été (bien que laissés å la disposition de la Société) mis en gage en faveur de Tampieri (ciaprés les « Équipements Gagés ») afin de garantir le remboursement du prét recu par Tampieri pour un montant de 250.000 EUR (en toutes lettres: deux cent cinquante mille/OO) (ci-aprés le « Prét h) conformément au contrat de prét conclu par la Société et Tampieri, ci-jojnt en Annexe D (ciaprés le Contrat de Prét »).

Compte tenu de ce qui précède, étant partie intégrante et importante du présent Accord, les Parties et les Parties Additionnelles conviennent de ce qui suit :

1.       Cession du SPA et adhésion et acceptation de celui-ci

1.1.    Le Cédant s’engage par la présente à transférer tous les D&O du Cédant au Cessionnaire.

1.2.    Par le biais du présent Accord, le Cessionnaire reconnaît le contenu du SPA et accepte sa cession (ci-après la « Cession »), ainsi que ses conditions et modalités, et endossera le rôle de partie à cet accord vis-à-vis de TFG — et assumer les créances et obligations visà-vis de TFG, conjointement avec le Cédant — à compter de la date de signature de cet Accord (ci-après la « Date d’Exécution Dans le cas où toute autre action serait requise, au surplus de l’exécution de cet Accord, afin de pleinement donner effet à la Cession (ainsi qu’au transfert des D&O du Cédant), les Parties devront (chacune pour ce qui la concerne) tout mettre en oeuvre pour que ces actions soient menées avant la Date d’Exécution ou au plus vite après cette date, étant entendu que, dans tous les cas, le Cédant sera la seule Partie responsable de la complète réalisation de la Cession ainsi que des D&O du Cédant, sans difficulté et dans les meilleurs délais après la Date d’Exécution, le rôle de TFG dans le contexte de la Cession n’étant que celui d’une partie consentante à la Cession du SPA (ainsi qu’au transfert des D&O du Cédant) du Cédant au Cessionnaire. Une fois que la Cession aura été dument réalisé et que le Cessionnaire sera devenu le propriétaire enregistré des D&O du Cédant, le Cédant sera libéré de toute responsabilité conjointe avec les Cessionnaire conformément à ce qui est convenu dans le présent Article 1.2, et le Cessionnaire demeurera seul cocontractant au SPA de TFG, et le seul responsable pour le paiement du Prix d’Achat à TFG, indépendamment de la raison pour laquelle le Cédant conserve ses actions dans la Société (comme par exemple la différence d’actions entre les Actions Cédées et les Actions Revendues).

1.3.   In exchange for (and conditional upon) the Transferee’s immediate payment (as of the Execution Date) of EUR 1,044,068 (in words one million forty-four thousand sixty-eight/OO), being the portion Of the Purchase Price, and related fees, having already become due as per the SPA and not having been duly paid by the Transferor (hereinafter the “Overdue Amount”), TFG agrees to the Assignment and accepts the substitution of the Transferee as its counterparty with reference to both the SPA and the SHA — as substituted pursuant to this Agreement — as if the Transferee had he himself undersigned such agreements.

1.4.   The Transferee shall pay the Overdue Amount on the Execution Date by means of a wire transfer made to the following bank account:

UNICREDIT Bologna

IBAN IT14L0200802515000003152979

SWIFT UNICRITMMOEE

2.       Restatement of the SPA and amendments thereto. Recognition Of correct performance by TFG

2.1.       The Parties agree to the following amendment of the SPA (conditional to the Assignment and the payment of the Overdue Amount):

2.1.1.  The installment due on prior to 31 March 2018, in the amount of EUR 656,250.00 (in words six hundred and fifty-six thousand two hundred and fifty/OO) (Article 1.3, par. iv), of the SPA) is postponed for payment on or prior to 31 October 2020, in addition to the installment due on or prior to 31 October 2020, in the amount of EUR 1,534,469 (in words one million five hundred thirty-four thousand four hundred sixty nine/00) (Article 1.3, par. ix), of the SPA). For avoidance of doubt, the installment due by the Transferee to TFG on or prior to 31 October 2020 shall therefore be equal to EUR 2,190,719.00 (in words two million one hundred and ninety thousand seven hundred and nineteen/00).

2.2.   The Transferee and TFG acknowledge that, irrespective of the fact that the Transferor retains any shares in the Company (i.e. the difference of shares between the Sold Shares and the Re-Sold Shares), and except as amended above in Article 2.1, following the Assignment, the SPA will be fully effective and enforceable between them in its original terms.

2.3.  The Transferor hereby states and warrants to the Transferee that TFG has duly performed its obligations as per the SPA and that no claims can be raised vis-å-vis the Transferee with reference to the SPA.

3.       Substitution of the SHA

3.1.   The Parties agree that once the Transferee shall have become the legitimate owner of the Re-Sold Shares, the SHA shall be substituted with the shareholders’ agreement annexed hereto as Exhibit E (hereinafter the “New SHA”). It is therefore agreed by the Transferee and TFG that as of such moment, all references to the SHA included in the SPA shall be read as made to the New SHA.

4.       Acknowledgement of right of first refusal. Waiver

4.1.   The Parties acknowledge and waive their respective rights of first refusal for the transfer of the Re-Sold Shares from the Transferor to the Transferee by consenting to the Transfer (as defined below) agreed with this Agreement.

1.3.    En échange (et å la condition) du paiement immédiat par le Cessionnaire de 1.044.068 EUR (en toutes lettres . un million quarante quatre mille soixante huit/OO), représentant la portion du Prix d’Achat, et des frais connexes, déjå due en vertu du SPA et n’ayant pas été düment payée par le Cédant (ci-aprés le « Montant payer »), TGF accepte la Cession ainsi que la substitution du Cessionnaire comme la contrepartie, en référence aux SPA et SHA - comme substitué en vertu du présent Accord comme si le Cessionnaire avait lui méme soussigné ces accords.

1.4.    Le Cessionnaire paiera le Montant å payer å la Date d’Exécution au moyen d’un virement bancaire effectué sur le compte bancaire suivant :

UNICREDIT Bologna

IBAN IT14L0200802515000003152979

SWIFT UNICRITMMOEE

2.       Modification du SPA et de ses amendements. Reconnaissance de l’exécution correcte par TFG

2.1.       Les Parties consentent å l’amendement au SPA suivant (conditionné å la Cession et au paiement du Montant å payer) :

2.1.1.   Le versement dO avant le 31 mars 2018, d’un montant de 656.250,00 EUR (en toutes lettres : six cent cinquante-six mille deux cent cinquante) (Article 1.3, para. iv) du SPA) est repoussé å un paiement au plus tard le 31 octobre 2020, en plus du paiement de 1.534.469,00 EUR (en toutes lettres : un million cinq cent trente-quatre mille quatre cent soixante neuf) (Article 1.3, para. ix) du SPA) également du au plus tard le 31 octobre 2010. Pour éviter tout doute, le versement di par le Cessionnaire å TFG au plus tard le 31 octobre 2010 devra ainsi étre égal 2.190.719,00 EUR (en toutes lettres : deux millions cent quatre-vingt-dix mille sept cent dix-neuf/00).

2.2.    Le Cessionnaire et TFG acceptent que indépendamment du fait que le Cédant retienne toute action dans la Société (comme par exemple la différence d’actions entre les Actions Cédées et les Actions Revendues), et sauf tel qu’amendé ci-dessous dans l’article 2.1, le SPA sera pleinement effectif et exécutable entre eux dans ses modalités originales, aprés la Cession.

2.3. Le Cédant déclare par le présent Accord et garantit au Cessionnaire que TFG a correctement exécuté ses Obligations conformément au SPA et qu’aucune demande relative au SPA ne pourra étre formulée å l’encontre du Cessionnaire.

3.       Substitution du SHA

3.1.    Les Parties conviennent qu’une fois que le Cessionnaire sera devenu le propriétaire Iégitime des Actions Revendues, le SHA sera substitué par le pacte d’actionnaire ci joint en Annexe E (ci-aprés le « Nouveau SHA »). Le cessionnaire et TFG conviennent ainsi qu’å ce moment, toutes les références faites au SHA dans le SPA devront étre entendues comme des références faites au Nouveau SHA.

4.       Reconnaissance du droit de premier refus. Renonciation

4.1.    Les parties conviennent et renoncent å leurs droits respectifs de premier refus pour le transfert des Actions Revendues par le Cédant au Cessionnaire en consentant au Transfer-t (tel que défini ci-aprés) prévu par cet Accord.

4.2.   To the necessary extent, the Parties undertake to perform any action and/or sign any document which shall be held necessary and/or useful to prove that their respective rights of first refusal for the Re-Sold Shares were waived and forfeited.

5.       Transfer of the Re-Sold Shares and the Sold Credit

5.1.   Within 7 (seven) days following the Execution Date, the Transferor shall transfer the Re-Sold Shares and the Sold Credit to the Transferee (hereinafter the “Transfer”).

5.2.   The Transferor hereby undertakes to perform all actions and execute all agreements and deeds and, more in general, any document necessary to validly and actually perform the Transfer, ensuring the Transferee shall become and be the righteous owner of all the Re-Sold Shares and the Sold Credit, under its own responsibility.

5.3.   The Transferor shall be released from any debt towards T FG conditioned upon (and subject to): i) the completion of the Assignment; and, ii) the completion of the Transfer; and, iii) the Transferee becoming the registered owner of the Transferor R&Os; and, iv) the completion of the payment of the Overdue Amount by the Transferee to TFG.

5.4.   For avoidance of doubt, the Parties and the Company agree that the effectiveness of the Transfer and the Assignment shall be conditioned upon (and subject to) TFG’s receipt of payment of the Overdue Amount.

6.       Transfer of the Withheld Interests

6.1.   TFG shall transfer its share in the Company to the Transferee according to what provided for in Article 2.4 of the SPA and conditioned upon the Transferee bearing any and all expenses, fees, duties and costs related to such transfer.

6.2.   DT shall also transfer his share in the Company to the Transferee, conditioned upon the Transferee bearing any and all expenses, fees, duties and costs related to such transfer.

7.       Expenses and taxes

7.1.   It is understood and accepted by the Signees that each of them shall pay their own appointed consultants’ and/or experts’ fees, as well as their own income and turnover taxes, as contingently deriving to each of them from the execution and/or performance of this Agreement.

4.2.    Dans le cas ou cela serait nécessaire, les Parties s’engagent å effectuer toute action et/ou signer tout document nécessaire et/ou utile pour prouver qu’elles ont renoncé et perdu leurs droits respectifs de premier refus.

5.     Transfert des Actions Revendues et de la Créance Vendue

5.1.    Dans les 7 (sept) jours suivant la Date d’Exécution, le Cédant devra transférer les Actions Revendues et la Créance Vendue au Cession naire (ci-aprés le « Transfert >>).

5.2.    Le Cédant s’engage exécuter toutes les actions et ä exécuter tous les accords et actes et, plus généralement, tout document nécessaire pour valablement et réellement effectuer le Transfert, garantissant que le Cessionnaire deviendra et sera le légitime propriétaire de toutes les Actions Revendues et de la Créance Vendue, sous sa propre responsabilité.

5.3.    Le Cédant devra etre Iibéré de toute créance envers TFG soUs réserve: i) de la réalisation de la Cession ; et, ii) de la réalisation du Transfert, et ; iii) que le Cessionnaire devienne le propriétaire enregistré des D&O du Cédant ; et, iv) de la réalisation du paiement du Montant en Souffrance par le Cessionnaire å TFG.

5.4.    Pour éviter tout doute, les Parties et la Société reconnaissent que l’effectivité du Transfert et de la Cession sont conditionnés (sous réserve de) ä la réception par TFG du paiement du Montant en Souffrance.

6.       Transfert des Intéréts Retenus

6.1.    TFG doit transférer ses actions détenues dans la Société au Cessionnaire conformément å ce qui est prévu å I’article 2.4 du SPA et å condition que le Cessionnaire assume tous les frais, honoraires, droits et couts Iiés å ce transfert.

6.2.    DT doit également transférer les actions qu’il détient dans la Société, å condition que le Cessionnaire assume tous les frais, honoraires, droits et couts Iiés å ce transfert.

7.       Dépenses et taxes

7.1.    Il est entendu et accepté par les Signataires que chacun d’entre eux devra payer ses propres honoraires de consultants et/ou d’experts, ainsi que ses propres imp6ts sur le revenu et le chiffre d’affaires, qui découleront de I’exécution de cet Accord.

7.2.       The Transferee agrees to bear any and all costs, fees (except those relating to each other Signee’s consultants and/or experts, which shall be borne, as per what set forth in Article 7.1 above, by the Signee having requested such services), expenses and taxes to be borne in order to give course to the Assignment and the transfer of the Withheld Interests, as well as those linked to the release of the Pledged Equipment from the Equipment Pledge and for the contingent release of the Pledged Shares from the Share Pledge. For avoidance of doubt, the Signees acknowledge that the undertaking as per this Article 7.2 shall entail the Transferee’s taking on — by mere way of example — of:

7.2.1.  Any and all costs and fees set forth by the notary which will be involved in the Assignment and in the transfer of the Withheld Interests; and

7.2.2.  Any and all taxes (other than the other Signees’ income and turnover taxes) deriving from or in any way connected to the Assignment and the transfer of the Withheld Interests and relevant formalization thereto; and

7.2.3.  Any and all costs and fees set forth by the notary public or any other professional (other than each Signee’s national legal counsels) for the release of the Pledged Equipment from the Equipment Pledge and for the contingent release of the Pledged Shares from the Share Pledge; and

7.2.4.  Any and all taxes (Other than the other Signees’ income and turnover taxes, as applicable) deriving from or in any manner connected to the release of the Pledged Equipment from the Equipment Pledge and for the contingent release of the Pledged Shares from the Share Pledge.

8.       Formalities

8.1.   Insofar as necessary in order to implement this Agreement in whole or in part, all the Signees undertake to give course to any and all formalities required by law, each insofar as it concerns them.

7.2.       Le cessjonnaire accepte de prendre en charge tous les frais et honoraires (å l’exception de ceux liés aux consultants et/ou experts des autres Signataires, qui seront su ortés conformément å l’Article 7.1 ci-dessus, par le Signataire ayant demandé ces services), dépenses et impôts à payer afin de permettre la Cession et le transfert des Intérêts Retenus, ainsi que ceux liés à la levée du Gage sur Équipement sur les Équipements Gagés et à la levée éventuelle du Nantissement d’Actions sur les Actions Nanties. Afin d’éviter toute ambiguïté, les Signataires reconnaissent que l’engagement pris en vertu du présent Article 7.2 entraînera la prise en charge par le Cessionnaire, à titre d’exemple de :

7.2.1.   Tous les frais et honoraires indiqués par le notaire qui sera impliqué dans la Cession et dans le transfert des Intérêts Retenus; et

7.2.2.   Toutes taxes et impôts (autres que les impôts sur le revenu et le chiffre d’affaires des autres Signataires) provenant du ou liés de quelque manière que ce soit au Transfert et au transfert des Intérêts Retenus et à leur formalisation; et

7.2.3.   Tous les frais et honoraires établis par le notaire public ou tout autre professionnel (autre que les conseils juridiques locaux de chaque Signataire) pour la levée du Gage sur Équipement sur les Équipements Gagés et pour la levée conditionnelle du Nantissement d’Actions sur les Actions Nanties ; et

7.2.4.   Toutes taxes et impôts (autres que les impôts sur le revenu et le chiffre d’affaires des autres Signataires, le cas échéant) découlant ou liés de quelque manière que ce soit à la levée du Gage sur Équipement sur les Équipements Gagés et l’éventuelle levée du Nantissement d’Actions sur les Actions Nanties.

8.       Formalités

8.1.    Dans la mesure où cela est nécessaire pour la mise en œuvre de tout ou partie du présent Accord, tous les Signataires s’engagent à accomplir toutes les formalités requises par la loi, chacune pour ce qui les concerne.

9.       Representations and warranties of TFG, Tampieri and DT

9.1.   TFG hereby restates, for the benefit of the Transferee, the warranty given in Article 3.1.6 of the SPA, i.e. that, as of 30 March 2017, it did not have any knowledge of any facts and/or material events which were not also known by the Transferor in light of its involvement in the management of the Company since its incorporation and/or by reason of its status as shareholder of the Company and/or in any other way, which may have a direct significant impact on the Company’s finances.

9.2.   Except as stated in Article 9.1 above, the Transferee accepts and agrees that no representations shall be made, and no warranties shall be given by TFG, Tampieri and DT, with respect to the Company, to the Assignment or to the transfer of the Withheld Interests. The Transferee — on one side - and TFG, Tampieri and DT — on the other side — agree that any and all guarantees that might be considered implicit with the transfer of the SPA — as amended pursuant to Article 2.1 above — and/or of the Transferor’s R&Os, are expressly excluded to the widest extent allowed by applicable law. To the extent that TFG, Tampieri and DT are required to any warranty in favor of the Transferee pursuant to any applicable law, the Transferor agrees and expressly undertakes to provide such a warranty in TFG, Tampieri and DT’s place and stead being agreed that this warranty by the Transferor is limited to (i) facts and/or material events which occurred before 30 March 2017 and were known to him at the time of the conclusion Of the SPA and (ii) facts and/or material events which occurred since 30 March 2017. The Transferee expressly undertakes not to raise any claim against TFG, Tampieri and DT on the business carried out by the Company or the Company itself.

9.3.    Without prejudice to what agreed herein, TFG informed the Transferee that on 10 November 2017, TFG was made aware that the Senegalese Tax Authorities raised against TFG a tax assessment relating to an alleged capital gain which should have arisen out of the sale of shares to the Transferor, in an amount of XOF 750,422.029 (in words seven hundred and fifty million four hundred and twenty-two thousands twenty nine/OO) including XOF 500,281,353 (in words five hundred million two hundred and eighty-one thousand three hundred and fifty three/OO) in principal and XOF 250,140,676 (in words two hundred and fifty million one hundred and forty thousand and six hundred seventy Six/OO) in penalties. (hereinafter the “TFG Tax Assessment”). TFG duly contested the TFG Tax Assessment for lack of substantive grounds and violation of the Convention for the avoidance of Double Taxation effective between Italy and Senegal. TFG hereby warrants and represents to the Transferee that TFG shall pursue the dispute procedure provided under the laws of Senegal for obtaining the cancellation of the TFG Tax Assessment. TFG also warrants and represents to the Transferee that in the event the Senegalese Tax Authority shall address claims or request of payment to the Transferee or the Company based exclusively on TFG Tax Assessment, TFG will assume on its own the relevant dispute procedure with no cost for the Company and the Transferee. The Transferee on its end agrees that the TFG Tax Assessment shall have no effect or impact whatsoever with respect to the Assignment, the Transfer, the transfer of the Withheld Interests, and the payment of the Overdue Amount.

9.       Représentation et garanties de TFG, Tampieri et DT

9.1.    TFG réaffirme par la présente, au bénéfice du Cessionnaire, la garantie donnée å l’Article 3.1.6 du SPA, c’est-ådire qu’au 30 mars 2017, elle n’avait connaissance d’aucun faits et/ou événements matériels qui n’étaient pas également connu par le Cédant en vertu de son implication dans l’administration de la Société depuis sa création et/ou en raison de son statut d’actionnaire de la Société et/ou autrement, qui pouvaient avoir un impact direct significatif sur les finances de la Société.

9.2.    A I’exception des stipulations de l’Article 9.1 ci-dessus, le Cessjonnaire accepte et convient qu’aucune représentation ne sera faite et aucune garantie ne sera donnée par le TFG, Tampieri et DT, å l’égard de la Société, de la Cession ou du transfert des Intéréts Retenus. Le Cessionnaire d’une part - et TFG, Tampieri et DT d’autre part conviennent que toutes les garanties qui pourraient étre considérées comme implicites ‘ors du transfert du SPA - tel qu’amendé par l’article 2.1 ci dessus et/ou des D&O du Cédant, sont expressément exclues dans la plus large mesure permise par la loi applicable. Dans la mesure oü TFG, Tampieri et DT sont tenus å une garantie en faveur du Cessionnaire en vertu de toute loi applicable, le Cédant accepte et s’engage expressément å fournir une telle garantie å la place et au lieu de TFG, Tampieri et DT, étant entendu que cette garantie du Cédant est limitée (i) aux faits et/ou événements antérieurs au 30 mars 2017 qui étaient connus du Cédant å la date du SPA et (ii) aux faits et/ou événements matériels postérieurs au 30 mars 2017. Le Cessionnaire s’engage expressément å ne faire aucune réclamation å I’encontre de TFG, Tampieri et DT sur les affaires réalisées par la Société ou la Société elle-méme.

9.3.    Sans préjudice de ce qui a été convenu dans la présent Accord, TDG a informé le Cessionnaire que, le 10 novembre 2017, TFG a été averti que les Autorités fiscales sénégalaises ont adressé å TFG un avis de redressement fiscal relatif de prétendues plus-values qui seraient nées de la vente des actions au Cédant, d’un montant de 750.422.029 XOF (en toutes lettres : sept cent cinquante millions quatre cent vingt-deux mille vingt-neuf/OO), comprenant 500.281.353 XOF (en toutes lettres: Cinq cents millions deux cent quatrevingt-un mille trois cent cinquantetrois/OO) en principal et 250.140.676 XOF (en toutes lettres : Deux cent cinquante millions cent quarante mille six cent soixante-seize/OO) de pénalités (ci-aprés le « Redressement Fiscal TFG »). TFG a dument contesté le Redressement Fiscal TFG pour absence de motivation et violation de la Convention tendant å éviter la double imposition, en vigueur entre I’ltalie et le Sénégal. TGF déclare et garantit au Cessionnaire que TGF devra poursuivre la procédure conformément au droit sénégalais pour obtenir “annulation du Redressement Fiscal TFG. TFG déclare et garantit également au Cessionnaire que dans le cas 0b les Autorités fiscales sénégalaises adresseraient des demandes ou réclamations de paiement au Cessionnaire ou å la Société, sur le fondement exclusif du Redressement Fiscal TFG, TGF assumera seul la procédure de contestation, sans frais pour la Société ou le Cessionnaire. Le Cessionnaire pour sa part affirme que le Redressement Fiscal TFG n’aura pas d’effet ou d’impact quelconque sur la Cession, le Transfert, le transfert des Intéréts Retenus et le paiement du Montant å payer.

9.4.    In the event the Senegalese Tax Authorities address claims or request of payment to the Transferee and/or the Company based exclusively on the TFG Tax Assessment, before 31 October 2020, TFG shall take on and assume vis-å-vis the Senegalese Tax Authorities each and any of such claim or request, so to avoid any damage or request of payment to the Transferee and/or the Company. Should either the Transferee and/or the Company be forced to perform payments in favor of the Senegalese Tax Authorities such request being exclusively based on the TFG Tax Assessment, TFG shall hold harmless the Transferee and/or the Company by means of reimbursing the relevant amount aid by the Transferee and/or the Company, on or prior to 30 (thirty) days from the day on which the Transferee and/or the Company notifies TFG with the evidence of the payment executed by the Transferee and/or the Company in favor of Senegalese Tax Authorities with regard to the TFG Tax Assessment.

10.       Representations and warranties Of the Transferor

10.1. The Transferor hereby warrants that he does not have knowledge of any liabilities, demands, proceedings, judgment or other liabilities which may be instituted, made, threatened, alleged, asserted or established against the Company, in any jurisdiction and arising out of or in connection with activities of the Company before the entry into force of this Agreement except those listed in Exhibit F. In case of breach of the present warranty, the Transferor and the Transferee shall negotiate in good faith an appropriate compensation from the Transferor to the Transferee.

9.4.    Dans le cas ou les Autorités fiscales sénégalaises adresseraient des demandes ou réclamations de paiement au Cessionnaire ou å la Société, sur le fondement exclusif du Redressement Fiscal TFG, avant le 31 octobre 2020, TFG prendre å sa charge et assumera vis-å-vis des Autorités fiscales sénégalaises toute réclamation ou demande afin d’éviter tout préjudice ou demande de paiement au Cessionnaire et/ou å la Société. Si le Cessionnaire et/ou la Société était obligé de réaliser un paiement en faveur des autorités fiscales sénégalaises, TFG tiendra le Cessionnaire et/ou la Société indemne en remboursant les montants versés by the Cessionnaire et/ou la Société, au plus tard 30 (trente) ours aprés la date å la uelle le Cessionnaire et/ou la Société notifie TFG avec la preuve du paiement réalisé par le Cessionnaire et/ou la Société en faveur des autorités fiscales sénégalaises relativement au Redressement Fiscal TFG.

10.       Représentations et garanties du Cédant

10.1.       Le Cédant garantit par la présente qu’il n’a pas connaissance de responsabilités, demandes, procédures, jugements ou autres obligations qui pourraient étre intentées, faites, menacées, alléguées, revendiquées ou établies contre la Société, devant toute juridiction et résultant de ou en relation avec les activités de la Société avant I’entrée en vigueur du présent Accord l’exception de ceux indiqués en Annexe F. En cas de violation de cette garantie, le Cédant et le Cessionnaire négocieront de bonne foi une indemnisation appropriée du Cédant au Cessionnaire.

10.2. The Transferor hereby warrants that, at the date of signature of the present Agreement, the Company has the right to use 25,000 hectares of agricultural land and that relevant documents (decree on the 20,000 hectares and grant over the 5,000 hectares) have been provided. In case of inaccuracy of the present warranty, the Transferor and the Transferee shall negotiate in good faith an appropriate amount of compensation to be paid by the Transferor to the Transferee.

10.3.  The Transferor informed the Transferee that during 2017 the Company was notified by the Senegalese tax authorities of a tax assessment (hereinafter the “Company Tax Assessment”) relating to a number of taxes which supposedly had not been paid by the Company, in an amount of XOF 1,101,199,025 (in words one billion one hundred and one million one hundred and ninety-nine thousand twenty five/00) including XOF 626,153,067 (in words six hundred and twenty-six thousand one hundred and fifty-three thousand sixty-seven/OO) in principal and XOF 475,045,985 (in words four hundred and seventy-five million forty-five thousand nine hundred and eighty-five/OO) in penalties. The Transferor hereby warrants and represents to Transferee that the Company Tax Assessment has been insofar duly challenged and that negotiations are ongoing in order to limit the Company’s exposure, damages or losses to all extent possible.

10.4. The Transferor hereby warrants that SENETHANOL is no longer a shareholder of the Company.

10.5. In case the Company obtains a lease on the 25,000 hectares of agricultural land and that the Company Tax Assessment is cancelled, the Transferee undertakes to transfer to the Transferor 3,768 shares in the Company in order to bring his shareholding to 10% of the Company’s shares.

10.2.  Le Cédant garantit par la présente qu’å la date de la signature du présent Accord, la Société a le droit d’utiliser 25.000 hectares de terres agricoles et que les documents (décrets sur les 20.000 hectares et attribution sur les 5.000 hectares) ont été fournis. En cas d’inexactitude de la présente garantie, le Cédant et le Cessionnaire négocieront de bonne foi une indemnisation appropriée qui sera payée par le Cédant au Cessionnaire.

10.3.  Le Cédant a informé le Cessionnaire que courant 2017 la Société a été avertie par les Autorités fiscales sénégalaises d’un redressement fiscal (ci-aprés le Redressement Fiscal de la Société ») relatif å un certain nombre de taxes qui n’auraient pas été payées par la Société, d’un montant de 1.101.199.025 XOF (en lettres un milliard cent un millions cent quatrevingt-dix-neuf mille vingt-cinq/OO), comprenant 626.153.067 XOF (en toutes lettres : six cent vingt-six millions cent cinquante-trois mille soixante-sept/OO) en principal et 475.045.985 XOF (en toutes lettres: quatre cent soixanteuinze millions uarante-cin mille neuf cent quatre-vingt-cinq) de pénalités. Le Cédant déclare garantit au Cessionnaire que le Redressement Fiscal de la Société a jusqu’à présent été contesté et que des négociations sont en cours afin de limiter le plus possible les risques, dommages et pertes de la Société.

10.4.  Le Cédant garantit que SENETHANOL n’est plus actionnaire de la Société.

10.5.  Au cas où la Société obtient un bail emphytéotique sur les 25,000 hectares de terres agricoles et que le Redressement Fiscal de la Société est annulé, le Cessionnaire s’engage à transférer au Cédant 3.768 actions de la Société pour porter sa participation à du capital de la Société.

11.       No right to claim and forfeiture thereof

11.1.  It is understood and agreed that the Transferor and the Transferee shall have no right of claim vis-à-vis TFG, Tampieri and DT for any reason whatsoever and, in any event, hereby forfeits any such right, both with reference to this Agreement and to any other prior matter. For avoidance of doubt, it is understood and agreed that the Transferor and the Transferee shall have no right to claim any damages, indemnifications or reimbursements of any sort with reference to any liability which may derive or arise from the Company’s management up to the Execution Date.

12.       Confidentiality of Agreement

12.1.  The Signees agree to treat the provisions of this Agreement as confidential, insofar as they are not:

12.1.1.necessary for a Signee to defend itself in front of an authority or in a court of law; and/or

12.1.2.required in terms of the law or regulations to inform authorities or third parties, in which case, the relevant Signee undertakes to inform the other Signees in advance insofar as legally possible.

13.       Counterparts

13.1.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Signees agree that even in the event the Agreement were to be translated into a language other than English, the sole version which shall be considered original is that drafted in English, which shall be that used for the purposes of interpretation.

14.       Amendments to the Agreement

14.1.  Any and all amendments to this Agreement (including this provision) must be made in writing and signed by all Signees.

14.2.  In the event this Agreement were to be notarized for any reason, the Signees expressly agree that any amendments shall be considered valid and effective even though no notarization of the amendments were to be made, unless such notarization is required by applicable law, in which case the Signees shall in any event act as if they were bound by the non-notarized Agreement and shall perform all actions and execute all documents as necessary to give course to the required notarization.

11.       Aucun droit de réclamation et de confiscation

11.1.  Il est entendu et convenu que le Cédant et le Cessionnaire n’ont aucun droit de réclamation vis-à-vis de TFG, Tampieri et DT pour quelque raison que ce soit et, en tout état de cause, renoncent par la présente à un tel droit, tant en référence au présent Accord qu’à toute autre sujet. Afin d’éviter toute ambiguïté, il est compris et convenu que le Cédant et le Cessionnaire n’ont pas le droit de réclamer des dommagesintérêts, indemnisations ou remboursements de toute sorte en référence à toute responsabilité pouvant découler ou naitre de la gestion de la société jusqu’à la Date d’Exécution.

12.       Confidentialité de l’Accord

12.1.       Les Signataires conviennent de traiter les stipulations du présent Accord comme confidentielles, dans la mesure où elles ne le sont pas :

12.1.1. nécessaires pour qu’un Signataire se défende devant une autorité ou devant un tribunal; et / ou

12.1.2. exigées par la loi ou des régulations pour informer les autorités ou des tiers, dans ce cas, le Signataire concerné s’engage à informer au préalable les autres Signataires dans la mesure où la loi le permet.

13.       Contreparties

13.1.  Le présent Accord peut étre signé en un ou plusieurs exemplaires, dont chacun sera considéré comme un original, ma is tous ensemble constitueront un seul et méme instrument. Les Signataires conviennent que méme dans le cas 0b l’Accord serait traduit dans une langue autre que I’anglais, la seule version qui sera considérée comme originale est celle rédigée en anglais, qui sera celle utilisée aux fins d’interprétation.

14.       Modifications de “Accord

14.1.  Toutes les modifications au présent Accord (y compris cette clause) doivent étre faites par écrit et signées par tous les Signataires.

14.2.  Dans le cas oü le présent Accord devait étre notarié pour quelque raison que ce soit, les Signataires conviennent expressément que toute modification sera considérée valide et effective méme si aucune Iégalisation des modifications ne doit atre faite, sauf si cette légalisation est requise par la loi applicable, auquel cas les Signataires doivent en tout état de cause agir comme s’ils étaient liés par I’Accord non notarié et doivent effectuer toutes les actions et exécuter tous les documents nécessaires pour permettre la légalisation requise.

15.       NO Assignment

15.1.  No Signee shall assign or transfer this Agreement or any rights, claims, obligations or duties under this Agreement, or a part thereof, without the prior written consent of the others.

15.2.  Each of the Signees which is not a party to a specific Undertaking (as defined below) shall not withhold its consent as per Article 15.1 above with reference to any Undertaking (as defined below) to which it is not a party unless for a specific and relevant reason relating to it, which it is mandated to share with the other Signees.

16.       Annexes

16.1. The Annexes represent an integral and substantial part of this Agreement.

17.       Interpretation

17.1. All terms having an initial capital letter shall be interpreted as per their definition as set forth in this Agreement.

17.2. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

18.       No implied obligations

18.1.  The obligations expressly set forth herein are the sole obligations undertaken by TFG, Tampieri and DT. No implied Obligations shall arise on TFG, Tampieri and DT’s part in connection with this Agreement.

19.       Severability

19.1.  Should a provision of this Agreement be or become invalid or unenforceable for any reason, the relevant provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of the Agreement shall continue to be binding and in full force and effect. In lieu of the invalid or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such invalid or illegal provision as may be possible.

15.       Aucune Cession

15.1.  Aucun Signataire ne doit céder ou transférer le présent Accord ou des droits, revendications, obligations ou devoirs en vertu du présent Accord, ou une partie de celui-ci, sans le consentement écrit préalable des autres.

15.2.  Chacun des Signataires qui n’est pas partie å un Engagement (tel que défini ci-dessous) spécifique ne doit pas refuser son consentement conformément å I’article 15.1 ci-dessus en référence å tout Engagement (tel que défini ci-dessous) auquel il n’est pas partie sauf raison pertinente qui s’y rapporte, qu’il doit partager avec les autres Signataires.

16.       Annexes

16.1.  Les Annexes représentent une partie intégrante et substantielle du présent Accord.

17.       Interprétation

17.1.  Tous les termes ayant une lettre initiale en majuscule doivent être interprétés conformément à leur définition telle qu’énoncée dans le présent Accord.

17.2.  Les titres de cet Accord sont insérés pour des raisons de commodité seulement et n’en font pas partie.

18.       Aucune obligation implicite

18.1.  Les obligations expressément énoncées au présent sont les seules obligations assumées par TFG, Tampieri et DT. Aucune obligation implicite ne saurait naître à la charge de TFG, Tampieri et DT dans le cadre du présent Accord.

19.       Divisibilité

19.1.  Si une stipulation du présent Accord est ou devient invalide ou inapplicable pour quelque raison que ce soit, stipulation pertinente sera sans effet dans la mesure de cette inapplicabilité ou de cette invalidité, et les autres stipulations de cet Accord continueront d’être obligatoires et en vigueur. Au lieu de la stipulation invalide ou inapplicable, il sera ajouté automatiquement, dans le cadre du présent Accord, une stipulation dont les termes seront le plus similaires possibles à la stipulation invalide ou illégale.

19.2.  In any event, each of the Signees undertakes to act as if any provision which is or will become invalid and/or unenforceable is valid, enforceable, and binding.

19.3.  Each of the Signees acknowledges that this Agreement includes multiple separate agreements between different (sets of) parties having different roles, which agreements have been included in a single document solely for the purpose of simplifying matters and (in the other instances) setting an order of performance. For sake of clarity, such agreements are: (i) the agreement relating to the assignment of the SPA and the substitution of the SHA With the New SHA; (li) the agreement relating to the transfer of the Transferor R&Os; (iii) the agreement relating to the transfer of the Sold Credit and Re-SoId Shares and the acknowledgment and waiver of the rights of first refusal connected thereto; (iv) the agreement relating to the transfer of the Withheld Interests (hereinafter together, the “Undertakings” and each an “Undertaking”).

19.4.  Each of the Signees acknowledges and accepts that each of such Undertakings be considered and treated separately and that in the event any lack of performance of an undertaking (or delay thereto) as per one of such Undertakings by a party to such agreement were to entitle another party to such Undertaking to terminate said Undertaking, such right to terminate (and the termination itself) shall be limited to such Undertaking, the other Undertakings (and therefore the rest of this Agreement) notwithstanding, unless any such other Undertaking is expressly linked to the Undertaking having been terminated by way of condition precedent.

19.5.  For avoidance of doubt, the Transferor and the Transferee hereby expressly state and agree that once the Transferor R&Os will have been transferred, nothing in this Agreement (thereby including termination of any of the other Undertakings) shall affect the effectiveness of such transfer. The other Signees to this Agreement acknowledge such circumstance and agree not to challenge the transfer Of the Transferor R&Os and, more in general, the relevant Undertaking for any reason whatsoever.

19.6.  Nothing in this Article 19 should be construed as a limitation as to any termination rights herein provided or set forth by the law with reference to the individual Undertakings in favor of any party thereto.

19.2.  En tout état de cause, chacun des Signataires s’engage à agir comme si toute disposition qui est ou deviendra invalide et / ou inapplicable est valide, exécutoire et contraignante.

19.3.  Chacun des Signataires reconnaît que le présent Accord comprend de multiples accords séparés entre différentes (groupes de) parties ayant des rôles différents, que ces accords ont été inclus dans un seul document uniquement dans le but de simplifier les choses et (dans les autres cas) d’établir un ordre d’exécution. Par souci de clarté, tels accords sont: (i) l’accord entre les Parties relatif à la cession du SPA et à la substitution du SHA avec le Nouveau SHA; (ii) l’accord relatif au transfert des D&O du Cédant; (iii) l’accord relatif au transfert du Crédit Vendu et des Actions Revendues ainsi que reconnaissance et la renonciation des droits de premier refus y relatifs; (iv) l’accord relatif au transfert des Intérêts Retenus (ensemble, les «Engagements» et chacun un «Engagement»).

19.4.  Chacun des Signataires reconnaît et accepte que chacun de ces Engagements soit considéré et traité séparément et que dans le cas où l’exécution d’un engagement (ou son retard) par une partie à un tel engagement donnerait droit à une autre partie à une tel accord pour mettre fin au dit Engagement, ce droit de résiliation (et la résiliation ellemême) est limité à cet Engagement, nonobstant les autres engagements (et donc le reste du présent Accord), sauf si un tel autre Engagement est expressément lié à l’Engagement ayant été supprimé par le moyen d’une condition suspensive.

19.5.  Pour éviter toute ambiguïté, le Cédant et le Cessionnaire déclarent expressément et conviennent qu’une fois que les D&O du Cédant seront transférés, rien dans le présent Accord (y compris la résiliation de l’un des autres Engagements) n’affectera la validité de ce transfert. Les autres Signataires du présent Accord reconnaissent cette circonstance et conviennent de ne pas contester le transfert des D&O du Cédant et, plus généralement, l’Engagement concerné pour quelque raison que ce soit.

19.6.  Rien dans le présent article 19 ne doit être interprété comme une limitation des droits de résiliation prévus dans le présent ou prévus par la loi en référence aux Engagements individuels en faveur de l’une des parties.

20.    ReIationship between this Agreement and the SPA and NEW SHA

20.1.  The Parties and the Company agree that the SPA, except as amended by this Agreement, is hereby restated in its entirety. Such restatement is effective upon the execution of this Agreement.

20.2. The Parties and the Company agree that any provision included in the SPA and/or the New SHA which is in contrast with what provided for in this Agreement shall be superseded and replaced by the inconsistent provision included herein. If the contrast only relates to a part of a provision included in the SPA and/or the New SHA which can survive without the replaced provision, the rest of the provision shall remain in force in its original terms (as set forth in the SPA and/or the New SHA, as the case may be), save that such provision (or a part thereof), even though not formally and at a first glance inconsistent with the ones set forth in this Agreement, were not to be applicable without the inconsistent one which will have been replaced as per this Article 20.

21.       Notifications and communications

21.1.  All notifications and/or communications relating to this Agreement are to be advanced by email and sent by registered letter with proof of receipt to the address stated below, insofar as the relevant Signee has not sent written notification of change of address in Accordance with this Article:

21.1.1. As to TFG, Tampieri and DT
Tampieri Financial Group S.p.A.
Via Granarolo 177/3
48018 Faenza CRA)
Italy
Attn.: Mr. Andrea Tampieri
Email: andrea@tampieri.com
carlo@tampieri.com

21.1.2. As to the Transferor
Mr Gora Seck
Avenue Nelson Mandela, Atlantis
Building 8th floor, Dakar
Republic of Senegal
Email: seckgora6@gmail.com

20.       Relation entre le présent Accord et le SPA et le SHA

20.1.  Les Parties et la société conviennent que le SPA, sauf en ce qui est amendé par le présent Accord, est réaffirmé dans son entièreté.

20.2.  Les Parties et la Société conviennent que toute stipulation incluse dans le SPA et/ou dans le Nouveau SHA qui est en contradiction avec ce qui est prévu dans le présent Accord doit étre supplantée et remplacée par la stipulation contradictoire incluse dans le présent Accord. Si la contradiction ne concerne qu’une partie d’une stipulation incluse dans le SPA et/ou le Nouveau SHA qui peut survivre sans la stipulation remplacée, le reste de la stipulation restera en vigueur dans ses conditions initiales (comme indiqué dans le SPA et/ou le Nouveau SHA, selon le cas), sauf si cette stipulation (ou une partie de celle-ci), méme si elle n’est pas formellement et å premiére vue incompatible avec celles du présent Accord, ne serait pas applicable sans celle contradictoire qui aura été remplacée conformément å cet Article 20.

21.       Notifications et communications

21.1.  Toutes les notifications et/ou communications relatives au présent Accord doivent étre envoyées d’abord par email puis par lettre recommandée avec accusé de réception å I’adresse indiquée ci-dessous, dans la mesure 0b le Signataire concerné n’a pas envoyé de notification écrite de changement d’adresse conformément au présent Article •

21.1.1. Quant å TFG, Tampieri et
DT Tampieri Financial Group S.p.A.

Via Granarolo 177/3

48018 Faenza (RA)

Italie

Attn.: Mr. Andrea Tampieri

Email: andrea@tampieri.com

carlo@tampieri.com

21.1.2.       Quant au Cédant
M. Gora Seck
Avenue Nelson Mandela,
Atlantis Building 8éme étage, Dakar
Sénégal
Email: seckgora6@gmail.com

21.1.3. As to the Transferee
Agro Industries Corp
Ground Floor, DMS House,
20 Genesis Place,
Dr. Roy’s Drive, George Town,
Grand Cayman, PO Box 1103 KY1-1102
Cayman Islands
Att: Mr Chris Narborough
Email: cnarborough@caymanlaw.com

21.1.4. As to the Company
Senhuile
Richard Toll,
Yetti Yone, Ngnith
32600 Saint Louis,
Republic of Senegal

21.2.  For safeguarding of deadlines and for the effective and valid receipt of notifications and/or communication as per this Agreement, the date of reference shall be the 10th (tenth) day following sending to the recipient’s address as resulting from the relevant proof of sending.

22.       Governing Law and Jurisdiction

22.1. This Agreement shall be governed by French law, under exclusion of the conflict of laws provisions and international treaties.

22.2.  Any dispute, controversy or claim arising out of or in relation to this Agreement shall be submitted and finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance With the said Rules. The venue of the arbitration shall be Paris, France. The arbitral proceedings shall be held in English.

In witness whereof, the Signees have undersigned this Agreement this date of 28 February 2018.

21.1.3.      Quant au Cession naire
Agro Industries Corp
Ground Floor, DMS House,
20 Genesis Place,
Dr. Roy’s Drive,
George Town Grand Cayman,
PO Box 1103 KY1-1102
Iles Caïmans
Att: Mr Chris Narborough
Email: cnarborough@caymanlaw.com

21.1.4.      Quant à la Société
Senhuile
Richard Toll,
Yetti Yone, Ngnith 32600 Saint Louis
Sénégal

21.2.  Pour la sauvegarde des délais et pour la réception effective et valable des notifications et / ou communication conformément au présent Accord, la date de référence sera le 10ème jour suivant l’envoi à l’adresse du destinataire comme résultant de la preuve d’envoi correspondante.

22.       Droit applicable et jurisdiction

22.1. Le présent Accord sera régi par le droit français, en excluant les dispositions relatives aux conflits de lois et les traités internationaux.

22.2. Tout différend, controverse ou réclamation découlant du présent Accord ou en relation avec celui-ci sera soumis et définitivement réglé conformément aux Règles d’Arbitrage de la Chambre de Commerce Internationale par un ou plusieurs arbitres nommés conformément auxdites Règles. Le lieu de l’arbitrage sera Paris, France. La procédure d’arbitrage se déroulera en anglais.

En foi de quoi, les Signataires ont soussigné le présent Accord le 28 février 2018.

/s/s Gora Seck
Gora Seck

/s/s Maxine Senecaut
Agro Industries Corp.

/s/s Carlo Tampieri
Tampieri Financial Group S.p.A.

/s/s Carlo Tampieri
Tampieri S.p.A.

/s/s David Tampieri
David Tampieri

/s/s Gora Seck
Senhuile S.A.